AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
             JULY 29    , 1994

                                          REGISTRATION NO. 33-   53237



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                           POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933



                         SHAWMUT NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                     6712                  06-1212629
     (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD       (I.R.S. EMPLOYER
        OF INCORPORATION OR             INDUSTRIAL          IDENTIFICATION NO.)
           ORGANIZATION)              CLASSIFICATION        ONE FEDERAL STREET
          777 MAIN STREET              CODE NUMBER)               BOSTON,
     HARTFORD, CONNECTICUT  06115                           MASSACHUSETTS 02211
        TEL. (203) 986-2000                                 TEL. (617) 292-2000


                 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        _____________________________
                             J. MICHAEL SHEPHERD    , ESQ.
                               777 MAIN STREET
                         HARTFORD, CONNECTICUT 06115
                             TEL. (203) 986-2000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                       _____________________________
                                   COPY TO:
                         WILLIAM S. RUBENSTEIN, ESQ.
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               919 THIRD AVENUE
                          NEW YORK, NEW YORK  10022
                                (212) 735-3000
                     ______________________________


               If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )


                               EXPLANATORY NOTE

                    This Post-Effective Amendment No. 1 consists of no exhibits. On June 27, 1994, the merger of Gateway with and into a wholly owned subsidiary of Shawmut was consummated, and each issued and outstanding share of Gateway Common Stock was converted into, and became exchangeable for, .559 shares of Shawmut Common Stock, resulting in the issuance of an aggregate of 7,420,889 shares of Shawmut Common Stock. Therefore, in accordance with Item 22(a) in Part II of the Registration Statement relating to certain undertakings, this Post-Effective Amendment No. 1 is being filed by Shawmut for the purpose of deregistering 979,111 shares of Shawmut Common Stock. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Proxy Statement/Prospectus included in this Registration Statement.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities
          Act of 1933, the Registrant certifies that it has
          reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused
          this    Post-Effective Amendment No. 1 to the     Registration
          Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State
          of Connecticut, on    July 29    , 1994.

                                   SHAWMUT NATIONAL CORPORATION

                                   By:  /s/ JOEL B. ALVORD
                                      __________________________
                                            JOEL B. ALVORD
                                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                    Pursuant to the requirements of the Securities
          Act of 1993, this    Post-Effective Amendment No. 1 to the
          Registration Statement has been signed below by the
          following persons in the capacities indicated on    July 29    ,
          1994.


                    SIGNATURES                              TITLE

           /s/ JOEL B. ALVORD        Chairman, Chief Executive Officer,
          _________________________  and Director
               JOEL B. ALVORD        (Principal Executive Officer)

           /s/    *                  President, Chief Operating Officer
          _________________________  and Director
           GUNNAR S. OVERSTROM, JR.

           /s/ SUSAN E. LESTER       Chief Financial Officer (Principal
          _________________________  Financial Officer
               SUSAN E. LESTER       and Principal Accounting Officer)

           /s/    *                  Director
          _________________________
              STILLMAN B. BROWN

           /s/    *                  Director
          _________________________
               JOHN T. COLLINS

           /s/     *                  Director
          _________________________
          FERDINAND COLLOREDO-MANSFIELD

          _________________________     Director
               BERNARD M. FOX

          _________________________     Director
               HERBERT W. JARVIS

             /s/     *                  Director
          _________________________
               ROBERT J. MATURA

                                        Director
          _________________________
               MAURICE SEGALL

                                        Director
          _________________________
               LOIS D. RICE

             /s/     *                  Director
          _________________________
               PAUL R. TREGURTHA

             /s/     *                  Director
          _________________________
               WILSON WILDE

          *By:  /s/ JOEL B. ALVORD
          _________________________
               JOEL B. ALVORD
               ATTORNEY-IN-FACT